SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  March 8, 1999


                              HBANCORPORATION, INC.
             (Exact name of Registrant as specified in its Charter)



Delaware                       0-27700                     37-1351506
(State or other       (Commission File Number)          (IRS Employer
jurisdiction of                                         Identification
 incorporation)                                         Number)


619 12th Street, Lawrenceville, Illinois                       62439
-----------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (618) 943-2515



                                       N/A
          (Former name or former address, if changed since last report)


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



Item 5. Other Events

     HBancorporation, Inc. issued a press release dated March 8, 1999, attached hereto as Exhibit 28.1, announcing the initiation to de-register as a public reporting company with the Securities and Exchange Commission effective March 30, 1999.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (c) Exhibits

        Exhibit 28.1   Press Release dated March 8, 1999.


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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HBANCORPORATION, INC.


Date:   March  8,   1999               By: /s/  Kevin  J.   Kavanaugh
        ----------------                   ---------------------------
                                           Kevin J. Kavanaugh
                                           President and Chief Executive Officer



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



                                                      Exhibit 28.1



                              HBANCORPORATION, INC.
                                 618 12th Street
                          Lawrenceville, Illinois 62439


                                  PRESS RELEASE


For Immediate Release                             For Information Contact:
Date: March 8, 1999                               Kevin J. Kavanaugh, President
                                                  (618) 943-2515


                              HBANCORPORATION, INC.
                  ANNOUNCES INTENT TO DE-REGISTER WITH THE SEC


     Lawrenceville, Illinois, March 8, 1999 - HBancorporation, Inc. (the "Company"), the parent holding company for Heritage National Bank, announced its intention today to de-register with the Securities and Exchange Commission ("SEC") from the reporting requirements of the Securities Exchange Act of 1934 effective March 30, 1999. The Company first became a public reporting company on March 29, 1996, and at that time committed to remain a public reporting company for at least three years.

     Kevin J. Kavanaugh, President of the Company, indicated that the Board of Directors approved the de-registration with the SEC in light of the Company's current number of record stockholders and the cost savings to the Company. Mr. Kavanaugh stated that it is the Company's intention to provide its record stockholders with press releases of material events affecting the Company, quarterly unaudited earnings releases, as well as an annual report and proxy statement. Additionally, the Company will maintain a list of persons desiring to sell or purchase the Company's common stock. These lists will be made available to anyone, without charge, upon request.

                                      -END-